                                                                  Exhibit 10(p)


                              AMENDMENT AGREEMENT

      THIS AMENDMENT AGREEMENT (the "Amendment") is made and entered into by and between BANK OF AMERICA CORPORATION, a Delaware corporation (the "Corporation"), and BANK OF AMERICA, N.A., as successor Trustee under that certain Irrevocable Trust Agreement established by Kenneth D. Lewis, as Grantor, dated June 23, 1998 (the "Owner").

                              Statement of Purpose
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      Kenneth D. Lewis (the "Executive") is employed by the Corporation as its Chief Executive Officer. The Corporation and the Owner have previously entered into a Split Dollar Life Insurance Agreement (the "Agreement") pursuant to which the parties have insured the lives of the Executive and the Executive's spouse, Donna C. Lewis, for the benefit and protection of both the Corporation and the Executive's family under a Variable Survivorship Life Insurance Policy issued by John Hancock Variable Life Insurance Company. The Internal Revenue Service, in Internal Revenue Service Notice 2002-08, has proposed a change in the manner in which split dollar insurance arrangements will be taxed for federal income tax purposes effective as of January 1, 2004. However, split dollar insurance arrangements entered into before January 28, 2002 will be eligible for certain "grandfathered" treatment with respect to such change. The parties desire to amend the Agreement in order to allow the Agreement to qualify under the "grandfathering" provisions of Internal Revenue Service Notice 2002-08 and to preserve the economic benefits which were contemplated to be delivered pursuant to the Agreement at the time the Agreement was originally executed.

      NOW, THEREFORE, in consideration of the foregoing statement of purpose the parties hereto agree as follows:

      1. The first paragraph of Section 4 of the Agreement is hereby amended to read as follows:

            "4.    Payment of Premiums.  As a convenience to the parties, the
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     Corporation shall pay all premiums under the Policy to the Insurer as and when such premiums become due. During the five (5) year period following the effective date of the Policy, the Corporation shall pay the full amount of the premiums to the Insurer as set forth on Exhibit 2B attached
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     hereto. Beginning in the sixteenth (16th) year of the Policy, the Corporation shall pay premiums under the Policy to the Insurer equal to the economic value of the death benefit under the Policy as determined by the Insurer from time to time while the Policy remains in effect. Within thirty (30) days of each such premium payment by the Corporation during the five (5) year period following the effective date of the Policy and within thirty (30) days of each anniversary of the effective date of the Policy thereafter, the Owner shall pay to the Corporation the economic value of the death benefit under the Policy as determined by the Insurer from time to time while the Policy remains in effect. A schedule of the premiums to be paid by the Owner based on the Insurer's current rates is set forth on Exhibit 2B."
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     2. The last sentence of Section 10 of the Agreement is hereby amended to read as follows:

     "If the Owner does not repay the entire amount of the Corporation's Interest in the Policy within such sixty (60) day time period, the Corporation may enforce its rights under the Collateral Assignment and, upon exercise of the Corporation's rights under the Collateral Assignment, the Owner shall be liable for any deficiency realized by the Corporation."

     3.     Exhibit 2A attached to the Agreement is hereby deleted in its
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entirety and replaced by Exhibit 2B attached hereto and all references in the
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Agreement to "Exhibit 2" or "Exhibit 2A" shall hereby refer to Exhibit 2B.
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     4. Except as expressly or by necessary implication amended hereby, the Agreement shall continue in full force and effect.


     IN WITNESS WHEREOF, the parties have executed this Amendment on January 24, 2002.


BANK OF AMERICA CORPORATION              BANK OF AMERICA, N.A.

By:   /s/ J. Steele Alphin               Trustee under the Irrevocable Trust
     ------------------------------      Agreement dated June 23, 1998
     J. Steele Alphin
     Corporate Personnel Executive
                                         By:  /s/ John T. McElroy
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     "Corporation"                       Name:  John T. McElroy
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                                         Title:  Assistant Vice President
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                                                 "Owner"

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